MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT, made this 6th day of July, 2007, by and between GREENSHIFT CORPORATION, having its principal office at One Penn Plaza, Suite 1612, New York, New York 10119 ("GreenShift"), and GS AGRIFUELS CORPORATION, a corporation of the State of Delaware, whose address is One Penn Plaza, Suite 1612, New York, New York 10119 ("GSGF").

WHEREAS:

A. GreenShift is a publicly traded company that develops and supports companies and technologies that facilitate the efficient use of natural resources;

B. GSGF was founded by GreenShift and is now a publicly traded company whose business model is based on the manufacturing and sales of proprietary equipment, including biodiesel equipment, and the use of new technologies to produce biodiesel, synthetic diesel, and ethanol from non-traditional feedstocks such as corn oil and cellulosic biomass through the utilization of several new proprietary technologies (the "Business");

C. GreenShift's executive and administrative staff have provided and continue to provide GSGF with substantial managerial, operational, technical, legal, accounting, and other general administrative expertise (the "Management Services");

D.   GSGF is in need of such services; and,

E. The parties which to enter into an arrangement whereby GreenShift will provide GSGF with its continuing Management Services.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth and for other good and valuable consideration, the receipt of which by each of the parties hereto is hereby acknowledged, it is agreed as follows:

1.       ENGAGEMENT

GSGF hereby retains GreenShift to render the Management Services to GSGF.

2.       TERM

Except in the case of earlier termination, as hereinafter specifically provided, the term (the "Services Period") of this Agreement shall be as of the date first above written (the effective date hereof) through and including FIVE (5) years from the date first above written (the "Initial Term"); provided, however, that after expiration of the Initial Term, this Agreement and the Services Period shall automatically be renewed at the expiration of the Initial Term and each anniversary of such expiration thereafter for successive one-year terms so that the remaining term of this Agreement and the Services Period shall continue to be one year at all times after expiration of the employment period unless GSGF or GreenShift delivers written notice to the other party at least sixty (60) days preceding the expiration of the employment period or any one-year extension date of the intention not to extend the term of this Agreement.

3.       COMPENSATION

In return for the Management Services, GreenShift shall receive an annual fee of ONE HUNDRED FIFTY THOUSAND ($150,000.00) DOLLARS, U.S. currency (the "Base Fee"), plus, in the event and to the extent that GreenShift's staff (not including GreenShift's executive officers) provides Management Services (including, for example, GSGF approved management, accounting and other general administrative services), then GSGF shall pay for such services in cash at a rate equal to GreenShift's cost plus 15% to provide such services plus (the "G&A Services"). The Base Fee and the G&A Services shall be either, at GreenShift's sole option, accrued or paid in the form of registered shares of common stock until such time as GSGF generates sufficient positive cash flows to support cash payment of said amounts. If GSGF generates cash flow sufficient to pay any accrued fees in cash, GreenShift, at its sole option, may choose to receive cash payment in lieu of registered shares of GSGF. After GSGF generates sufficient cash flows to service said amounts regularly in cash, any amounts paid to GreenShift hereunder shall be paid in cash by GSGF in accordance with GSGF's normal mode of payment, which amount shall be in cash on a monthly basis. Additionally, GSGF shall reimburse GreenShift for reasonable and customary expenses incurred by GreenShift with third party vendors during its performance hereunder in the form of cash, paid on the same schedule as GSGF's regular expense reimbursement policies.

4.       MISCELLANEOUS

          A.   Corporate Authorization

               Each party represents and warrants that it has full power, capacity and authority to execute and deliver this Agreement and the related agreements, and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by such party, and no other proceedings are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby; and this Agreement has been duly and validly executed and delivered by such party, and constitutes the legal, valid and binding agreement of such party.

          B.   No Approvals Required

               There is no authorization, consent, order or approval of, or notice to or filing required to be obtained or given in order for such party to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to fully perform its obligations hereunder.

          C.   No Violations

               The execution, delivery and performance by either party of this Agreement, and the consummation by either party of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which either party is subject, (ii) violate any order, judgment or decree applicable to either party, (iii) conflict with or result in a breach or default under any term or condition of the corporate charter or bylaws of either party, or (iv) violate or result in a breach or default of any term or condition of any contract or agreement with any third party.

          D.   Governing Law and Jurisdiction

               The rights and obligations of the parties under this Agreement shall in all respects be governed by the laws of the State of New Jersey. The parties agree that venue and jurisdiction for any action arising out of this Agreement shall be proper in and only in the Superior Court of the State of New Jersey, County of Passaic, and the parties consent to the jurisdiction of such court.

          E.   Severability

               The provisions of this Agreement are intended to be severable. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it shall be held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the maximum extent permitted by law.

          F.   Counterparts; Effectiveness

               This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed by all of the parties reflected as the signatories hereto and delivered to all of the other parties hereto.

          G.   Entire Agreement

               This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior understandings and writings relating to the subject matter of this Agreement.

          H.   Waiver

               No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or any other covenant, agreement, term or condition. Any party by notice may, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any covenant or agreement of any other party to this Agreement. No waiver shall be deemed to have been made unless expressed in writing and signed by such party. No waiver shall affect or alter the remainder of this Agreement but each and every covenant, agreement, term and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

          I.   Approvals and Consents

               Whenever the consent or approval of a party is required under any provision of this Agreement or a matter is subject to the satisfaction of a party then, except as otherwise specifically provided in this Agreement, such party shall not unreasonably withhold such consent or approval, shall not be unreasonable in deciding whether such matter is satisfactory, and shall not unreasonably delay communicating its decision. Whenever in this Agreement it is provided that it shall be necessary for one party to have another party's consent or approval to any action, such consent or approval must be received in writing prior to the taking of the action to which it relates.

          J.   Amendments

     This Agreement may not be modified or amended without the written consent of all parties hereto.

               IN WITNESS WHEREOF, the parties have executed this MANAGEMENT SERVICES AGREEMENT as of the date first set forth above.

GS AGRIFUELS CORPORATION



By:      /S/ Thomas W. Scozzafava
             ----------------------------------
             Thomas W. Scozzafava
             President and Chief Executive Officer


GREENSHIFT CORPORATION


By:      /S/ Kevin Kreisler
             ----------------------------------
             Kevin Kreisler
             Chairman and Chief Executive Officer